EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:

Judy Wawroski

First Vice President

International Bancshares Corporation

(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION

NAMED TO FORBES’ 2014 LIST OF AMERICA’S

50 MOST TRUSTWORTHY FINANCIAL COMPANIES

LAREDO, TX, - (BUSINESS WIRE)-April 21, 2014 - International Bancshares Corporation (“IBC”) (NASDAQ:IBOC), has been named one of America’s 50 Most Trustworthy Financial Companies by Forbes. The inaugural list recognizes banks and insurance companies that have distinguished themselves with outstanding governance and transparency in financial reporting.

The list is compiled for Forbes by GMI Ratings, a firm that provides global corporate governance and accounting risk ratings and research on public companies.  In compiling the list of the most trustworthy financial companies, GMI reviews the accounting and governance behaviors of publicly traded financial companies in North America.

In 2012, IBC was named one of America’s 100 Most Trustworthy Companies by Forbes.  That list was also compiled by GMI Ratings.  At that time, financial companies were included in the list of America’s 100 Most Trustworthy Companies.  Forbes created the separate List of America’s 50 Most Trustworthy Financial Companies this year and no longer includes financial companies in the list of America’s 100 Most Trustworthy Companies.

“It is a great honor to be recognized by Forbes as one of the most trustworthy financial companies in the United States,” said Dennis E. Nixon, President and CEO of IBC.  “We are very proud of this rating that recognizes our responsible corporate governance, transparent reporting and disciplined risk management.”

IBC is a multi-bank financial holding company headquartered in Laredo, Texas, with $12.1 billion in total assets, 211 facilities and over 321 ATMs serving 88 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.